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                                                                     May 4, 1998

                     MEMORANDUM TO HOLDERS OF USOP OPTIONS

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TO:        Holders of Stock Options Granted Under the U.S. Office Products Company Stock Option
           Plans Identified Herein

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FROM:      U.S. Office Products (the "Company")

RE:        Tender of Option Shares in the Company's Equity Self-Tender Offer
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INTRODUCTION

    The Company has announced that it is offering to purchase a total of 37,037,037 shares of its common stock (the "Shares") at a per share price of $27 in an equity self-tender offer. This number includes Shares that may be tendered upon the exercise of vested and unvested options, with an exercise price of less than $27 per Share, granted under the Company's stock option plans listed below ("Option Shares"). Unless otherwise noted, the term Shares includes Option Shares. All holders of options granted under the following plans (the "Option Plans") are eligible to participate in the Company's offer:

    - U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan (and its predecessor);

    - U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan;

    - U.S. Office Products Company 1997 Stock Option Plan for Former Non-Employee Directors of Mail Boxes Etc.;

    - U.S. Office Products Company 1997A Stock Option Plan for Employees of Mail Boxes Etc.; and

    - U.S. Office Products Company 1997B Stock Option Plan for Employees of Mail Boxes Etc.

    The terms of the Company's offer are explained in detail in the Offer to Purchase dated May 4, 1998, and the related Letter of Transmittal, enclosed with this memorandum. In addition, we are providing you with materials printed on green paper to assist you in understanding how to participate in the Company's offer. These materials are:

    - This memorandum

    - A question and answer sheet

    - The "Notice of Instructions (Options)"

    You must carefully follow the instructions below and in the enclosed Notice of Instructions (Options) if you want to participate in the Company's offer. Failure to follow such instructions may make you ineligible to tender your Option Shares in the Company's offer.

OPTION HOLDERS ELIGIBLE TO PARTICIPATE

    As a holder of outstanding options granted under one of the Option Plans, you may elect to tender some or all of the Option Shares you would be entitled to receive upon exercise of your options. Holders of both vested and unvested options may tender Option Shares underlying their options. However, an option holder is not eligible to tender Option Shares underlying unvested options unless the option holder tenders Option Shares underlying ALL vested options that have an exercise price of less than $27 per Share.

HOW TO PARTICIPATE

    IN ORDER TO PARTICIPATE, YOU MUST FILL OUT THE FORM ON GREEN PAPER CALLED "NOTICE OF INSTRUCTIONS (OPTIONS)" AND SEND IT TO FIRST CHICAGO TRUST COMPANY OF NEW YORK ("FIRST CHICAGO"), AS AGENT FOR HOLDERS OF OPTION SHARES (AT THE ADDRESS INDICATED ON THE FORM), SO IT IS RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1998.
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    On this form, you will direct First Chicago to exercise your options and tender the Option Shares in the offer. This is a "conditional" exercise, which means that if some or all of the Option Shares are not purchased in the offer because of the proration process described below and in the Offer to Purchase (or for any other reason), the options will be returned to you as unexercised options. The terms that applied to such options before the offer will apply after (including the vesting schedule), subject to the adjustments that otherwise will be made as a result of the Strategic Restructuring Plan.

    You will not pay the exercise price in cash for the options. Instead, the Company is allowing "cashless" exercise. This means that Option Shares will be tendered for you at the $27 per Share price, and the amount of cash that you will receive for Option Shares purchased will equal the difference between $27 and your applicable option exercise price. Applicable taxes that the Company is required to deduct will be subtracted from the amount of cash you receive.

    If you would prefer to actually exercise your VESTED options and tender the Shares you receive in the Offer, you can do so. If you do exercise vested options, you will follow the same procedures applicable to all other Company stockholders. If you decide to exercise your options in order to receive Shares to tender in the Offer, you will need to exercise such options in sufficient time to obtain Shares to tender before the Expiration Date for the Company's offer, 12:00 Midnight, New York City time, on June 1, 1998.

HOW MANY SHARES WILL BE PURCHASED

    In the offer, the Company is offering to purchase a total of 37,037,037 Shares at a per Share price of $27. As noted above, this number includes Option Shares.

    If more than 37,037,037 Shares are tendered, the Company will prorate the number of Shares it purchases from each person who tenders Shares. This means that the Company will not purchase all of the Option Shares you tender under these circumstances. If all eligible stockholders and option holders participate to the fullest extent possible in the offer, it is possible that only approximately 22.5% of your Option Shares will be purchased.

    If the Company must purchase only a pro rata portion of tendered Option Shares, the rules for deciding which Option Shares will be purchased are as follows:

    - FIRST RULE: Option Shares underlying vested options will be purchased before Option Shares underlying unvested options ("vested options" include options that have vested as of the Expiration Date).

    - SECOND RULE: After the first rule is applied, Option Shares will be purchased in the order of exercise price, starting with Option Shares underlying options with the lowest exercise price. (If Option Shares underlying vested options with the same exercise price are subject to proration, the Company will first purchase those Option Shares underlying options with the earliest vesting date. For Option Shares underlying unvested options, if the unvested options have the same exercise price, Option Shares underlying unvested options will be purchased in the order that the options vest, starting with the options that vest earliest.)

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU NEED TO MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    The Company's offer is explained in detail in the enclosed documents, which we urge you to read carefully.

    If you wish to tender any Option Shares, please read and fill out the Notice of Instructions (Options) carefully.

    SHOULD YOU HAVE ANY QUESTIONS, PLEASE CONTACT FIRST CHICAGO AT
1-800-251-4215.

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                            QUESTIONS AND ANSWERS ON
                        TENDER OFFER AND PROCEDURES FOR
                               HOLDERS OF OPTIONS

1. WHAT IS THE OFFER?

    On May 4, 1998, the Company offered to purchase 37,037,037 shares of its common stock, par value $.001 per share (the "Shares"), at $27 per share. This offer will be open until it expires at 12:00 Midnight, New York City time, on June 1, 1998, unless extended by the Company. The number of Shares includes Shares that can be tendered upon exercise of options with an exercise price of less than $27 per Share under any of the following option plans ("Option Shares"), and unless otherwise noted the term Shares includes Option Shares:

    - U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan (and its predecessor);

    - U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan;

    - U.S. Office Products Company 1997 Stock Option Plan for Former Non-Employee Directors of Mail Boxes Etc.;

    - U.S. Office Products Company 1997A Stock Option Plan for Employees of Mail Boxes Etc.; and

    - U.S. Office Products Company 1997B Stock Option Plan for Employees of Mail Boxes Etc.

    The offer is not being made for Option Shares if the exercise price of the underlying option is $27 per Share or greater. The offer, which is subject to a number of other conditions, is fully described in the Offer to Purchase dated May 4, 1998 provided to you. Please read it carefully.

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS OR OPTION HOLDERS SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

2. MUST I ACTUALLY EXERCISE MY OPTIONS IN ORDER TO PARTICIPATE IN THE OFFER?

    No. As a holder of unexercised options the Company is allowing you to "conditionally" exercise all or part of your options and tender the Option Shares you would be entitled to receive upon such exercise. This "conditional" exercise means that you will exercise your options on the condition that the Option Shares are actually purchased by the Company in the offer. Because the Company may not purchase all of the Option Shares you tender, the options relating to Option Shares that are not actually purchased by the Company will be deemed unexercised and will continue to have the same terms and conditions (including vesting schedule) that they currently have.

3. DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

    No. In order to facilitate your participation in the offer, the Company is allowing you to exercise your options without paying the exercise price in cash. This is called a "cashless exercise." This means that your options will be exercised and the Option Shares will be tendered, and the amount of cash you receive for each Option Share purchased will equal the difference between $27 and the option exercise price, less withholding taxes.

4. IF MY OPTIONS ARE NOT VESTED MAY I STILL TENDER OPTION SHARES UNDERLYING
   THEM?

    Yes, subject to certain conditions. In order to tender Option Shares underlying unvested options, you must first tender Option Shares underlying all of your vested options that have an exercise price less than $27 per Share. If the Option Shares from your unvested options are not purchased in the offer, the vesting schedule for the options will be the same as before the offer. Options that vest before the Expiration Date will be treated as vested options for purposes of the offer.
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5. WILL ALL OPTION SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

    Probably not. If all eligible stockholders and option holders participate to the fullest extent possible in the offer, it is possible that only approximately 22.5% of your Option Shares will be purchased. The Company currently does not know how many Shares will be tendered in the offer. However, if more than 37,037,037 Shares are validly tendered, the Company will purchase up to 37,037,037 Shares on a pro rata basis. If the Company must prorate the Shares it purchases pursuant to the offer, the Company will apply the following rules for deciding which Option Shares are purchased:

    - FIRST RULE: Option Shares underlying vested options will be purchased before Option Shares underlying unvested options ("vested options" include options that have vested as of the Expiration Date).

    - SECOND RULE: After the first rule is applied, Option Shares will be purchased in the order of exercise price, starting with Option Shares underlying options with the lowest exercise price. (If Option Shares underlying vested options with the same exercise price are subject to proration, the Company will first purchase those Option Shares underlying options with the earliest vesting date. For Option Shares underlying unvested options, if the unvested options have the same exercise price, Option Shares will be purchased in the order that the options vest, starting with the options that vest earliest.)

6. WHAT WILL HAPPEN TO MY OPTIONS IF THE OPTION SHARES ARE NOT PURCHASED?

    If Option Shares are not purchased by the Company because of proration or otherwise, then the options underlying such Option Shares will be deemed not to have been exercised. These options will then have the same terms as they did before the offer (including vesting schedule), but will be subject to certain adjustments as a result of the Strategic Restructuring Plan (as defined in the Offer to Purchase). See Question 9 below.

7. HOW WILL I KNOW IF MY OPTION SHARES HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

    After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to five business days. Soon thereafter, you will be advised by First Chicago of the number, if any, of your Option Shares that were accepted in the offer. You will receive a check for the purchase price of all of your Option Shares accepted in the offer (less the applicable exercise price or prices and applicable withholding taxes) promptly thereafter.

8. WILL I BE TAXED ON THE MONEY I RECEIVE?

    If you receive cash in the offer in exchange for Option Shares from either unvested or vested options (including any incentive stock options you received under the Mail Boxes Etc. option plans), you will be treated as receiving compensation income per Share sold equal to the excess of the Offer Price over the exercise price per Share of the options from which the Option Shares are sold in the offer. Such income will be taxed to you at ordinary income rates and, if you are a current or former employee, will be subject to withholding for income and employment taxes.

    In addition, if you hold incentive stock options under the Mail Boxes Etc. option plans that have an exercise price that is lower than the trading price of the Company common stock on the Expiration Date, those options may no longer qualify as incentive stock options if they are tendered and not accepted due to proration. (As noted above, all of your Option Shares actually accepted will be treated the same without regard to whether the options were incentive stock options.) The IRS may also take the position that all of your incentive stock options that have an exercise price that is lower than the trading price of the Company common stock on the Expiration Date, even if you do not tender them in the offer, will no longer qualify as

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incentive stock options as a result of the offer, because they could have been tendered. Generally, you won't be taxed on the exercise of an incentive stock option if you satisfy certain holding period requirements (these holding period requirements will not be satisfied if you receive cash in the offer). However, if your incentive stock option no longer qualifies as an incentive stock option, you will have compensation income at the time you exercise the option in an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price. Furthermore, special tax rules may apply to you if you receive cash in the offer in exchange for Shares that you acquired through the prior exercise of incentive stock options. If you hold incentive stock options or own Shares that were acquired through the exercise of incentive stock options, you should consult your tax advisor with respect to the tax consequences of the offer.

9. WHAT WILL HAPPEN TO ANY OPTIONS I STILL HOLD AFTER THE OFFER?

    Options remaining after the offer are expected to be adjusted or replaced in connection with the Company's Strategic Restructuring Plan. As a part of the Company's Strategic Restructuring Plan, the Company is spinning off certain of its operating divisions (print management, corporate travel, technology solutions and school supplies), which are becoming public companies. These companies are called the "Spin-Off Companies." Options held by employees who will become employees of one of the Spin-Off Companies (or a subsidiary thereof) will be converted into options to purchase common stock of that particular Spin-Off Company. Options held by employees who remain with the Company (or a subsidiary thereof) will remain outstanding and exercisable for Shares, but will be adjusted. In either case, the adjustments will be made by a formula that takes account of the difference between the price of the Company's common stock before and after the Distributions have been completed (and, in the case of options for Spin-Off Company shares, the price of Spin-Off Company shares in the public offerings of the Spin-Off Companies). The formula will not affect when the options vest or when employees can exercise the options. These adjustments are described in greater detail in Annex A to the Offer to Purchase under the heading "The Strategic Restructuring Plan--Adjustments to Employee Stock Options."

10. HOW DO I TENDER MY OPTION SHARES IN THE OFFER?

    The only way that you can tender Option Shares in the offer is by completing the Notice of Instructions (Options) form on green paper, signing the form, and returning it to First Chicago at the address indicated on the form. The Notice of Instructions (Options) MUST be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

    Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. If you use U.S. mail, we recommend using registered mail, return receipt requested. You may mail your Notice of Instructions (Options) Form to First Chicago in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as hand delivery or overnight courier). Please remember that in all events the materials must be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

    DO NOT DELIVER YOUR INSTRUCTIONS TO YOUR HUMAN RESOURCES DEPARTMENT OR TO YOUR BENEFITS ADMINISTRATOR OR TO THE COMPANY.

11. CAN I EXERCISE MY OPTIONS AND TENDER SHARES?

    Yes. You may exercise any of your VESTED options, pay the exercise price, receive Shares, and tender those Shares in the offer. If you intend to do this, you must exercise your options in sufficient time to get the Shares, complete the appropriate tender forms and submit them to the Depositary.

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12. WHAT IF I HOLD SHARES OF U.S. OFFICE PRODUCTS COMMON STOCK IN ADDITION TO MY
    STOCK OPTIONS?

    If you have actual Shares in your possession (or at a brokerage firm), you may tender those Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and Option Shares. In the event the Company must prorate the number of Shares and Option Shares it purchases from each stockholder and option holder, the total number of Shares and Option Shares you tender will be prorated independently.

13. CAN I CHANGE MY MIND AND WITHDRAW OPTION SHARES THAT I DIRECTED TO BE TENDERED?

    Yes, but only if you perform the following steps:

    - You must send a signed notice of withdrawal to First Chicago, Attn:
      Tenders and Exchanges.

    - The notice of withdrawal must be in writing. You may fax your notice of withdrawal to (201) 222-4720 or (201) 222-4721.

    - The notice of withdrawal must state your name and social security number and the amount of Option Shares that you wish to withdraw from the offer.

    - The notice of withdrawal must be received by First Chicago before 12:00 Midnight, New York City time, on June 1, 1998.

    The withdrawal procedures are described in the Notice of Instructions (Options). You must follow these instructions carefully.

    You are entitled to retender Option Shares after withdrawal, provided that all resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

14. WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

    If you have questions about the offer or need help in properly responding to the offer, you may call First Chicago at 1-800-251-4215.

                                     ******

    This question and answer sheet is intended to help you understand the offer and how options will be handled in the offer. The Offer to Purchase contains the legal terms of the offer, and is controlling.

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                             NOTICE OF INSTRUCTIONS
                                   (OPTIONS)

    (NOTE: Before completing this Notice of Instructions, you should read the attached memorandum from U.S. Office Products Company and question and answer sheet, as well as the Offer to Purchase. THIS FORM SHOULD BE USED ONLY BY HOLDERS OF OPTIONS FOR SHARES GRANTED UNDER ONE OF THE OPTION PLANS WHO DESIRE TO TENDER OPTION SHARES TO THE COMPANY.)

THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY FIRST CHICAGO BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1998. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

         TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK ("FIRST CHICAGO")

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                BY MAIL:                             BY OVERNIGHT COURIER:
 First Chicago Trust Company of New York    First Chicago Trust Company of New York
           Tenders & Exchanges                        Tenders & Exchanges
              P.O. Box 2569                        14 Wall Street, 8th Floor
               Suite 4660                                 Suite 4680
   Jersey City, New Jersey 07303-2569              New York, New York 10005
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                                    BY HAND:

                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                        c/o The Depository Trust Company
                            55 Water Street DTC TAD
                        Vietnam Veterans Memorial Plaza
                            New York, New York 10041

NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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                           NAME(S) AND ADDRESS(ES) OF OPTION HOLDER(S)
                   (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON
                                       OPTION ACCOUNT(S))
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    I acknowledge receipt of your letter enclosing materials relating to the
Offer to Purchase dated May 4, 1998 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an equity self-tender offer by U.S. Office Products Company, a Delaware corporation (the "Company"), for 37,037,037 shares of common stock, $.001 par value per share (the "Shares"), at a price of $27 per Share (the "Offer Price"). The number of Shares that the Company is offering to purchase includes Option Shares (as defined herein). Unless otherwise noted, the term Shares includes Option Shares.
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    1. I hereby exercise options, for the amount of Shares set forth herein
("Option Shares"), granted to me under one of the following plans (collectively, the "Option Plans"):

    - U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan (and its predecessor);

    - U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan;

    - U.S. Office Products Company 1997 Stock Option Plan for Former Non-Employee Directors of Mail Boxes Etc.;

    - U.S. Office Products Company 1997A Stock Option Plan for Employees of Mail Boxes Etc.; and

    - U.S. Office Products Company 1997B Stock Option Plan for Employees of Mail Boxes Etc.

    My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by the Company because of proration or otherwise, shall be deemed not to have been exercised. None of the options underlying any of the Option Shares tendered has an exercise price of $27 or greater.

    2. I hereby elect as follows with respect to my options:

    (CHOOSE ONLY ONE)

    / / I wish to exercise and tender Option Shares from ALL of my options (both vested and unvested) that have an exercise price of less than $27 per Share.

    / / I wish to exercise and tender Option Shares from ALL of my vested options that have an exercise price of less than $27 per Share and NONE of my unvested options.

    / / I wish to exercise and tender Option Shares from ALL of my vested options that have an exercise price of less than $27 per Share and ______ of my unvested options that have an exercise price of less than $27 per Share (please indicate a number of Option Shares from your unvested options you wish to tender).

    / / I wish to exercise and tender ______ Option Shares from my vested options that have an exercise price of less than $27 per Share and no Option Shares from my unvested options (please indicate a number of Option Shares from your vested options you wish to tender).

    If none of the boxes is checked and the form is otherwise properly completed, signed and returned to First Chicago, Option Shares from all of your options that have an exercise price of less than $27 per Share (both vested and unvested) will be tendered.

    3. This notice instructs you to tender, at the $27 per Share purchase price set forth in the Offer to Purchase, the Option Shares that I am entitled to receive upon exercise, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions I hereby agree that if any Option Shares are validly tendered and accepted, I will receive a cash payment equal to (a) the number of Option Shares that are accepted for purchase, times (b) the difference between the applicable option exercise price(s) and the $27 purchase price, less (c) any taxes required to be withheld, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

    4. I understand and acknowledge that the Company is allowing me to conditionally exercise my unvested options solely for the purpose of allowing me to tender Option Shares from my unvested options in the Company's offer, subject to the following conditions:

       i) that I actually tender such Option Shares; and

       ii) that such Option Shares are in fact purchased by the Company in the Offer to Purchase.

    Further, I understand and acknowledge that any options with respect to Option Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such options' existing terms and conditions (including vesting schedule).

    5. If I hold incentive stock options orginally granted under one of the former Mail Boxes Etc. option plans, I agree to the amendment, if necessary, of such options to the extent I actually tender such Option Shares and they are infact purchased.

    6. Option Shares tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to 12:00 Midnight, New York City time, on June 1, 1998. After that, Option Shares may be withdrawn if they have not been accepted for payment by the Company as provided in the Offer to Purchase by 12:00 Midnight, New York City time, on June 30, 1998. An option holder must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by First Chicago at the address indicated above before 12:00 Midnight, New York City time, on June 1, 1998. Any such notice of withdrawal must specify the name and social security number of the option holder who tendered the Option Shares to be withdrawn and the number of Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, First Chicago, the Dealer Manager, the Depositary, the Information Agent, or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any Option Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer to Purchase. However, withdrawn Option Shares may be retendered by the Expiration Date by again following the procedures for properly tendering Option Shares.

    NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE OR REFRAIN FROM EXERCISING ANY OUTSTANDING OPTIONS TO PURCHASE SHARES OR TO TENDER OR REFRAIN FROM TENDERING ANY SHARES OR OPTION SHARES. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY FIRST CHICAGO BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 1, 1998. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE TENDERS:

    [NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.]

    1. The undersigned will, upon request, execute and deliver any additional documents deemed by First Chicago, the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and has read, understands and agrees with all of the terms of the Offer to Purchase.

    2. The undersigned understands that tenders of Option Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in this Notice of Instructions (Options) will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Purchase.

    3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

    4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder CANNOT elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

    5. Under the U.S. federal income tax laws, the Depositary will be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer to Purchase.

    6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Option Shares, and the Company's interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Options)) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived.
Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, First Chicago, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

    7. If this Notice of Instructions is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to First Chicago.

    8. Questions and requests for assistance or additional copies of the Offer to Purchase and this Notice of Instructions (Options) should be directed to First Chicago at 1-800-251-4215.

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
                                                             SIGN HERE

           ..............................................................................................................

           ..............................................................................................................
                                                   SIGNATURE(S) OF OPTION HOLDER

           Name(s).......................................................................................................
                                                           (PLEASE PRINT)

           ..............................................................................................................

           Capacity (full title).........................................................................................

           Address (if different from that shown on the cover page)......................................................

           ..............................................................................................................

           ..............................................................................................................
                                                                                                               (ZIP CODE)

           Daytime Telephone Number......................................................................................

           Dated.........................................................................................................

           (Must be signed by option holder(s) exactly as name(s) appear(s) on option account(s) or by authorized agent(s) of option holder(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)